CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated December 30, 2014 relating to the financial statements of AB Municipal Income Fund, Inc. (formerly known as AllianceBernstein Municipal Income Fund, Inc.) (comprising, respectively the New York Portfolio, National Portfolio, California Portfolio and High Income Municipal Portfolio) for the fiscal year ended October 31, 2014 which is incorporated by reference in this Post-Effective Amendment No. 53 to the Registration Statement (Form N-1A No. 33-07812) of AB Municipal Income Fund, Inc.

                                                        /s/ ERNST & YOUNG LLP



New York, New York
January 27, 2015